Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 2011 relating to the consolidated financial statements, which appears in Aastrom Biosciences, Inc.’s Transition Report on Form 10-KT for the six month period ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP Detroit, Michigan
June 16, 2011